Exhibit 10.2

Agreement of Amendment

dated as of

September 22, 2011

In accordance with Section 11.02 of the Master Repurchase Agreement (the “MR Agreement”) dated as of March 30, 2011, between Excel Mortgage Servicing, Inc. as the Seller and Alliance Bank of Arizona, a Division of Western Alliance Bank as the Buyer, the following amendments to the MR Agreement shall take effect upon execution of this Agreement of Amendment by both the Seller and the Buyer (the “Amendment”).

Section 1.  Amendments.

(a)  Article II, Section 2.01, DEFINITIONS, is hereby amended by deleting the definition of “Seller’s Concentration Limit” in its entirety and inserting the following definition in lieu thereof:

““Seller’s Concentration Limit” means $30,000,000.00 at any one time.”

(b)  Article III, Section 3.01, REQUEST FOR PURCHASE OF MORTGAGE LOANS, is hereby amended by deleting clause (b) thereof in its entirety and inserting the following in lieu thereof:

“(b)  the aggregate outstanding balance of Purchased Loans with original Mortgage Notes not in the Buyer’s possession equals or exceeds an amount equal to TWELVE MILLION DOLLARS ($12,000,000.00),”

(c)  The Pricing Schedule, Schedule 3, is hereby amended by deleting the Pricing Schedule with the Effective Date of 3/7/11 in its entirety and inserting the attached Amended Pricing Schedule, Schedule 3, with the Effective Date of 9/22/11.

Section 2.  Waiver/No Default.

The Buyer hereby waives compliance as of March 30, 2011 with the Financial Covenants, Schedule 4, Section 5 (Minimum Profitability) for the fiscal quarters ended March 31, 2011 and June 30, 2011. On the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing under the MR Agreement and each of the representations and warranties of Seller made in the MR Agreement shall be true and correct.

Section 3.  Limited Effect.

Except as expressly amended, waived and modified by this Amendment, the MR Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the MR Agreement or any related document.

Section 4.  Counterparts.

This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart thereof.

Section 5.  GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ARIZONA.

SELLER		BUYER
Excel Mortgage Servicing, Inc.		ALLIANCE BANK OF ARIZONA, A DIVISION OF WESTERN ALLIANCE BANK

By:	/s/ Todd Taylor	By:	/s/ Stephen R. Curley
Name:	Todd Taylor	Name:	Stephen R. Curley
Title:	CFO	Title:	Senior Vice President
Date:	9/22/11	Date:	9/22/11

SELLER
Excel Mortgage Servicing, Inc.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President
Date:	9/22/11